Exhibit 10.9
FORBEARANCE AGREEMENT
     This FORBEARANCE AGREEMENT, dated as of January 1, 2009 (this “Agreement”), is entered into by and among AZ BIOMASS LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of State Street Bank and Trust Company (together with any Additional Class A Equity Investor, the “Class A Equity Investors” and each a “Class A Equity Investor”), SNOWFLAKE WHITE MOUNTAIN POWER, LLC, an Arizona limited liability company (the “Company”), and COBANK, ACB, as Administrative Agent and Collateral Agent on behalf of the Secured Parties, as such terms are defined in the Credit Agreement as hereinafter defined (together with its successors and assigns, the “Forbearing Party”).
RECITALS
     WHEREAS, to finance the development, construction, operation and maintenance of its biomass-fired power generation plant located near Snowflake, Arizona (the “Project”), the Company has entered into that certain Amended and Restated Credit Agreement, dated as of January 1, 2009 , by and among the Company, Renegy, LLC, an Arizona limited liability company, and Renegy Trucking, LLC, an Arizona limited liability company (collectively, the “Borrowers”), the Forbearing Party and the financial institutions from time to time party thereto (as the same may be further amended, modified or supplemented from time to time, the “Credit Agreement”; provided, however, that for purposes of this Agreement, no defined term incorporated in this Agreement from the Credit Agreement shall be deemed amended by any such amendment, modification or supplement);
     WHEREAS, under the provisions of the Amended and Restated Limited Liability Company Agreement of the Company, dated as of January 1, 2009 (as the same may be further amended, modified or supplemented from time to time, the “Company Operating Agreement”), the Class A Equity Investors own certain interests in the Company (the “Class A Interest”) and are allocated certain renewable electricity production tax credits generated by the Project under Section 45 of the Internal Revenue Code of 1986, as amended (the “PTC Benefits”);
     WHEREAS, as a condition precedent to purchasing the Class A Interest, the Class A Equity Investor has required the Class B Member to pledge the Class B Interest to the Class A Equity Investor to secure the Class B Member’s obligations (including its obligations as Manager) under the Company Operating Agreement and the Membership Interest Purchase Agreement pursuant to a Pledge and Security Agreement (the “Class B-A Pledge Agreement”);
     WHEREAS, it is a condition precedent to the issuance to each Class A Equity Investor of its Class A Interest that such Class A Equity Investor pledge, as security for payment and performance by the Borrowers of the Obligations under the Credit Documents, to the Forbearing Party such Class A Interest pursuant to a Pledge Agreement among such Class A Equity Investor, the Forbearing Party and the Company (each such agreement, the “Class A Pledge Agreement” and all such agreements collectively the “Class A Pledge Agreements”); and
     WHEREAS, to protect its investment in its Class A Interest, its receipt of the PTC Benefits and, indirectly, its interest in the Project, each Class A Equity Investor has requested, and the Forbearing Party has agreed, that, during the Forbearance Term and so long as no Non-Forbearance Default has occurred, the Forbearing Party shall, and shall cause the other Secured Parties to, forbear from exercising certain enforcement rights under the Collateral Documents on and subject to the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties set forth herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
     1. Definitions and Rules of Interpretation. All capitalized terms not otherwise defined herein or in the preamble and recitals hereto are as defined in the Credit Agreement (including Exhibit A thereto), the rules of interpretation set forth in the Credit Agreement (including Exhibit A thereto) shall apply to this Agreement as if set forth herein, and the following terms shall have the meaning as set forth below:
     “Additional Class A Equity Investor” has the meaning given in Section 10(a).
     “Class A Collateral” means all collateral pledged to the Forbearing Party pursuant to the Class A Pledge Agreements.
     “Class B-A Pledge Agreement” has the meaning given in the recitals.
     “Class B Member” has the meaning given in the Company Operating Agreement.
     “Class B Pledge Agreement” means each of the Renegy Holdings Pledge Agreement and any other pledge agreement executed between the Forbearing Party and a Class B Member.
     “Class B Interest” has the meaning given in the Company Operating Agreement.
     “Cure Amount” means an amount equal to (a) the sum of (i) the amount actually paid pursuant to a Payment Default Cure, (ii) the amount actually paid by the Class A Equity Investors, in conjunction with Payment Default Cures, to effect the cure of the Events of Default specified by the Forbearing Party in the written notice to the Class A Equity Investors pursuant to Section 4 and (iii) the amount actually paid by the Class A Equity Investors in order to cure any other Major Default, Default or Event of Default minus (b) any amount distributed to the Class A Equity Investors pursuant to Section 3(e).
     “Forbearance Term” has the meaning given in Section 2.
     “Major Defaults” means an Event of Default pursuant to Section 8.1.4 (provided that the Forbearing Party concludes in good faith that such Event of Default could reasonably be expected to have a Material Adverse Effect), Section 8.1.5(a) (only with respect to Sections 5.1.2, 5.17, 5.19, 5.25, 6.2, 6.3, 6.4, 6.6.2, 6.11(a), 6.30), Section 8.1.6, Section 8.1.8, Section 8.1.9, Section 8.1.10, Section 8.1.12(a), Section 8.1.12(b) (other than with respect to violations of the Original Air Permit solely to the extent addressed by the Major Source Permit), Section 8.1.13, Section 8.1.15 (except for Major Project Documents to which an Affiliate of the Company is a party), Section 8.1.16 and Section 8.1.17 of the Credit Agreement.
     “Manager” has the meaning given in the Company Operating Agreement.
     “Membership Interest Purchase Agreement” has the meaning given in the Company Operating Agreement.
     “Non-Forbearance Default” has the meaning given in Section 5.
     “Payment Default” means an Event of Default pursuant to Section 8.1.1 of the Credit Agreement.
     “Payment Default Cure” means a cure by the Class A Equity Investors of any Payment Default and/or to replenish the amount of any Reserve Account Withdrawal.
     “Purchase Agreement” means that Membership Interest Purchase Agreement dated as of January 1, 2009, between Sponsor and the Class A Equity Investor, providing for the purchase of the Class A Interest by the Class A Equity Investor.
     “Reserve Account Withdrawal” has the meaning given in Section 5(b)(ii).
     “Reserved Enforcement Rights” has the meaning given in Section 3.
     “Working Capital Loans” has the meaning given in the Company Operating Agreement.
     2. Forbearance Accommodations. From the date hereof until the earlier of the Term Loan Maturity Date and the expiration of the Preference Period (as defined in the Company Operating Agreement) (the “Forbearance Term”), the Forbearing Party agrees solely for the benefit of the Class A Equity Investors that, subject to the Reserved Enforcement Rights and except during any period when any Non-Forbearance Default has occurred and is continuing, the Forbearing Party shall not, and shall cause each other Secured Party to not, exercise any of its remedies under any Collateral Document or in respect of the Collateral (including, without limitation, the Class A Collateral pursuant to the Class A Pledge Agreements).
     3. Reserved Enforcement Rights. Notwithstanding the provisions of Section 2, the Forbearing Party reserves and retains, for itself and each other Secured Party, the following rights and remedies with respect to the Collateral provided for it under the Credit Documents (the “Reserved Enforcement Rights”):

          (a) the right to exercise its remedies with respect to the Class B Interest under the Class B Pledge Agreement;
          (b) the right to exercise the rights of the Class B Interest with respect to the management and control the Company or the Project in accordance with the Company Operating Agreement, subject to Section 5(g);
          (c) the right to realize on the value of the Collateral through the sale or transfer of the Class B Interest, subject to the Company Operating Agreement (and Section 9(a) hereof);
          (d) the right to access and withdraw funds from all of the Accounts in accordance with the Credit Agreement and the other Credit Documents (including the Collateral Documents) solely for the specific purposes designated in Article 7 of the Credit Agreement for such funds, including for the payment of any amount of unpaid Obligations which have resulted, or with the passage of time will result, in a Payment Default;
          (e) the right to access or block the distributions made or to be made to the Company or any Sponsor Entity in accordance with the Credit Documents; provided that if (i) a Class A Equity Investor effects a Payment Default Cure, (ii) the amount of any withdrawal from any Account to pay for any other item or purpose contemplated under the Credit Documents has been replenished from any source, and (iii) all Events of Default that are curable by the payment of a sum of money have been so cured, then the Forbearing Party and the Secured Parties shall not deny the Company (or, thereby indirectly, each Class A Equity Investor) the right to access and shall not withhold or block the distributions to be made to the Company (and thereby, indirectly, to each Class A Equity Investor) from the Revenue Account in accordance with Section 7.2(b)(8) of the Credit Agreement up to an amount not to exceed the Cure Amount;
          (f) the right to make such filings, renewals, or initiate such proceedings, or give any notice or demand, or take any other actions (or refrain from taking such actions) necessary in order to preserve and protect the Collateral or for the perfection and priority of the security interest and liens of the Collateral Agent under the Collateral Documents; and
          (g) the right to accrue default interest on any Obligations that are due and payable and have not been paid, in each case in accordance with the Credit Documents;
provided that, notwithstanding anything contained herein to the contrary, the Forbearing Party reserves and retains, for itself and each other Secured Party, all rights and remedies with respect to the Collateral provided for it under the Credit Documents once the Class A Equity Investors effect four consecutive Payment Default Cures.
     4. Notice of Default. Upon the occurrence and continuation of an Event of Default, the Forbearing Party shall give written notice to the Class A Equity Investors (at the respective addresses contained in each Class A Pledge Agreement) (a) specifying all Events of Default which have occurred and remain uncured as of the date of such notice and (b) if the Event of Default is curable through the payment of money, setting forth the Forbearing Party’s good faith estimate of the sum required to cure such Event of Default.
     5. Non-Forbearance Defaults. Upon the occurrence and during the continuation of any of the following events or conditions (each, a “Non-Forbearance Default”), the Forbearing Party shall be released from its forbearance accommodations hereunder (as specified in Section 2) and the Secured Parties may exercise any or all rights and remedies under any of the Credit Documents in accordance with the terms thereof and in any sequence and as any of them determines to be in its best interest, without reference to this Agreement:
          (a) a Bankruptcy Event with respect to the Company exists (other than a Bankruptcy Event initiated by the Forbearing Party or any other Secured Party or a Bankruptcy Event arising under subsection (g) of the definition of Bankruptcy Event in the Credit Agreement);
          (b) a Payment Default for a period of more than 90 days after Agent has drawn all available amounts in the DSR Account (including all amounts available under the DSR Letter of Credit), if any, in accordance with Section 7.3(a) of the Credit Agreement;
          (c) all available amounts in the DSR Account and the Revenue Account have been drawn and any amount is thereafter withdrawn from any Account other than the DSR Account or Revenue Account to pay for a Payment Default (a “Reserve Account Withdrawal”) and such Account is not replenished with the amount so withdrawn within 90 days after such withdrawal;
          (d) if a Major Default occurs and the Class A Equity Investors provide the Forbearing Party within 10 days after the notice thereof specified in Section 4, a plan to cure such Major Default and such plan is reasonably acceptable to the Forbearing Party, the Class A Equity Investors shall be afforded up to 180 days beyond the applicable cure period set forth in the Credit Agreement to cure such Major Default, provided that the Class A Equity Investor diligently pursues such cure, and failing cure within such additional cure period or failing to diligently pursue such cure, such Major Default will become a Non-Forbearance Default;
          (e) the material breach of a Class A Pledge Agreement by the applicable Class A Equity Investor and such breach continues beyond any cure periods provided therein;
          (f) a Major Default has occurred and is continuing under the Credit Agreement that is not curable by the Class A Equity Investors; or
          (g) a Change of Control, except that a Change of Control effected by the removal and replacement of Manager pursuant to Section 8.3(c) of the Company Operating Agreement shall not be a Non-Forbearance Default if (i) where Manager is sought to be replaced for breach of Section 4.4 of the Operating Agreement prior to receipt by the Project of the Major Source Permit, Forbearing Party consents to the replacement Manager

(which consent may be withheld by the Forbearing Party in its sole discretion), with no such consent being required after the Project obtains its Major Source Permit or (ii) where Manager is sought to be replaced for breach of any other term of the Company Operating Agreement, Forbearing Party consents to the removal of the Manager and to the replacement Manager (which consent shall not be unreasonably withheld, conditioned or delayed).
     6. Purchase Rights. At any time after the occurrence and during the continuance of an Event of Default, the Class A Equity Investors (individually or jointly) shall have the right (but not the obligation) to purchase, or designate one or more affiliates to purchase (without warranty or representation or recourse other than as to title), at par (not including any default interest) all, but not less than all, of the outstanding Obligations of the Borrowers owing to the Secured Parties (including participation in any Letters of Credit and obligations under Swap Agreements, in each case which shall be deemed drawn upon or terminated on such date in determining the total amount of Obligations then outstanding) upon 30 days prior written notice to the Lenders; provided that nothing shall limit the right of the Lenders to sell all or any portion of the outstanding Obligations prior to delivery of such notice, subject to Section 9(a) below and subject to the Class A Equity Investors’ continuing right to purchase the Obligations from any such transferee of the Lenders upon the occurrence and during the continuance of an Event of Default.
     7. Certifications and Estoppels. Each Class A Equity Investor, individually and not jointly, certifies as follows as of the date it becomes party to this Agreement:
          (a) This Agreement, the Company Operating Agreement, the Membership Interest Purchase Agreement and the Class B-A Pledge Agreement are the only agreements between or among such Class A Equity Investor, Class B Member and the Company with respect to the subject matter thereof.
          (b) All conditions and obligations to be performed by such Class A Equity Investor under the Company Operating Agreement to date have been satisfied. There is no existing default by such Class A Equity Investor under the Company Operating Agreement, and no event has occurred which, with the passage of time or giving of notice or both, would constitute an event of default of such Class A Equity Investor thereunder.
          (c) The Company Operating Agreement is in full force and effect and have not been modified or amended except as described above.
          (d) Such Class A Equity Investor has not received any notice of any assignments of the counterparties’ interests in the Company Operating Agreement other than the collateral assignments to the Administrative Agent.
          (e) To the knowledge of such Class A Equity Investor, there are no actions, voluntary or involuntary, pending against such Class A Equity Investor under the bankruptcy laws of the United States or any State thereof.
     8. Covenant of Class A Equity Investor. No Class A Equity Investor shall impede any foreclosure by the Forbearing Party or the other Secured Parties on the Class B

Interest or any sale or resale by the Forbearing Party or the other Secured Parties of such Class B Interest undertaken in accordance with the Class B Pledge Agreements; provided the Class A Equity Investor may bid on the Class B Interest in any foreclosure sale and such bid shall not be deemed to impede such sale.
     9. Manager; Other Rights.
          (a) Each Class A Equity Investor agrees that in the event Forbearing Party exercises its remedies against the Class B Interest and it or its designees or successors and assigns become the Class B Member, Forbearing Party, its designees or successors and assigns shall thereafter be deemed Manager and shall benefit from all voting, economic and other rights afforded the Class B Member and Manager (and it is agreed that anything to the contrary contained in the Company Operating Agreement shall not apply to any such exercise of remedies or transfers and subsequent admission as the Class B Member and Manager); provided that such replacement Manager shall not be bound by obligations of the Class B Member under Sections 3.4 or 4.4 of the Company Operating Agreement but shall continue to be subject to removal pursuant to Section 8.3 of the Company Operating Agreement with respect to its actions or omissions after the date it becomes the replacement Manager; provided further that the selection of such replacement Manager shall be subject to Class A Equity Investor’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed.
          (b) Forbearing Party agrees that (i) the Class A Interests and the proceeds thereof (including the Purchase Price under the Purchase Agreement) are subject to the Class A Pledge Agreement and are not intended to and shall not be subject to the Renegy Holdings Pledge Agreement, (ii) the Forbearing Party and the Secured Parties shall not have any lien on or rights with respect to the Deposit Account (as defined in the Purchase Agreement) and the Class A Equity Investor shall have the right to exercise its rescission rights under Section 12.03 of the Purchase Agreement, and to receive disbursements out of the Deposit Account as provided in Section 2.02 of the Purchase Agreement and the right to receive the Repurchase Price under Section 2.05 of the Purchase Agreement, free and clear of any claims or rights of the Forbearing Party or the Secured Parties.
     10. Miscellaneous.
          (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided, that each Class A Equity Investor may only assign its rights (in whole or in part) hereunder in connection with a transfer permitted by Article X of the Company Operating Agreement. In such event, such Persons shall become parties hereto, as additional Class A Equity Investors (each an “Additional Class A Equity Investor”), by executing a counterpart of this Agreement. Upon delivery of any such counterpart to the Forbearing Party, each such Additional Class A Equity Investor shall be a Class A Equity Investor hereunder and shall be as fully a party hereto as if such Additional Class A Equity Investor were an original signatory hereof. Upon any assignment or transfer by the Forbearing Party or any other Secured Party of any of their rights or obligations under the Credit Documents, the assignee or transferee of such rights or obligations shall be bound by the provisions and entitled to the benefits hereof.
          (b) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW).
          (c) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY:
               (i) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA LOCATED IN NEW YORK COUNTY, NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;
               (ii) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT ANY SUCH ACTION OR PROCEEDING WAS BROUGHT IN ANY INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;
               (iii) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGES HERETO OR ANY SUCH OTHER ADDRESS OF WHICH THE OTHER PARTIES SHALL HAVE BEEN NOTIFIED IN WRITING; AND
               (iv) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT THE SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.
          (d) This Agreement may be executed in any number of counterparts with the same effect as if all of the parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one agreement. This Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine to deliver a signature or the fact that any signature document was transmitted or communicated through the use of facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.
          (e) To the extent that any provision of this Agreement is determined to unavoidably and materially conflict with any provision of the Credit Documents, such provision of this Agreement shall govern.
          (f) No failure on the part of any party hereto to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege (except as specifically provided herein). No amendment, modification or waiver of any of the provisions of this Agreement shall be deemed to be made unless, in the case of amendments or modifications, the same shall be in writing signed on behalf of each party hereto and, in the case of any waiver, by the party providing the waiver, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.
          (g) Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
          (h) The captions and section headings appearing in this Agreement are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
          (i) This Agreement shall expire without further effect upon the earlier of (i) completion of the Forbearance Term, (ii) exercise by the Class A Equity Investor of its rescission right in accordance with Section 12.03 of the Purchase Agreement and (iii) mutual written consent of the parties. No expiration or termination of this Agreement shall affect any other right or remedy of any other party to any Credit Document.
          (j) As of the date hereof, CoBank, ACB is the sole Lender under the Credit Agreement, and this Agreement binds CoBank, ACB in its capacity as Lender and any future Lenders under the Credit Agreement.

     IN WITNESS WHEREOF, the parties have caused this Forbearance Agreement to be executed on the date first above written.

SNOWFLAKE WHITE MOUNTAIN POWER, LLC
By:	Renegy Holdings, Inc. a Delaware corporation, as Manager

By:	/s/ Robert M. Worsley
	Name:	Robert M. Worsley
	Title:	Chief Executive Officer

AZ BIOMASS LLC
By:	Antrim Corporation
Its:	Manager

By:	/s/ Francine E. Lyons
	Name:	Francine E. Lyons
	Title:	Vice President

COBANK, ACB, as Administrative Agent and Collateral Agent for the Secured Parties
By:	/s/ Dale Keyes
	Name:	Dale Keyes
	Title:	Vice President, Energy Banking Group

FORBEARANCE AGREEMENT